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                                                                    EXHIBIT 23.2



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Great Wolf Resorts, Inc. on Form S-1 of our report on the combined financial statements of Great Lakes Predecessor dated August 6, 2004, and of our report on the balance sheet of Great Wolf Resorts, Inc. dated July 25, 2004, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Summary Financial and Other Data," "Selected Financial and Other Data" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
---------------------------
Deloitte & Touche LLP

Milwaukee, Wisconsin
August 11, 2004